UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

comprised of the following individuals

speaking individually and not as or on behalf of the company:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN, USMC (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Committee For Aerojet Rocketdyne Shareholders and Value Maximization Announces

Date for Special Meeting of Stockholders to Elect a New Board

– Resounding Stockholder Support for Special Meeting

– Special Meeting to Occur on June 30, 2022

EL SEGUNDO, Calif., May 25, 2022 — Eileen P. Drake (the CEO of Aerojet Rocketdyne (NYSE: AJRD)) and the other members of the Committee For Aerojet Rocketdyne Shareholders and Value Maximization today announced that they delivered a demand for a special meeting of stockholders to elect a new Board of Directors. The measure required the support of 25% of the outstanding shares. Since the Committee began disseminating materials to stockholders three weeks ago, we have already received the consents from holders representing over 42% of the outstanding shares as of today – so we are now proceeding to the special meeting of stockholders, which will be held on June 30, 2022.

Ms. Drake commented: “We are thrilled to have the resounding support of our fellow shareholders to call a special meeting at which they will have the opportunity to elect a new board of directors that is not controlled by Steel Partners and Warren Lichtenstein. Aerojet Rocketdyne shareholders have delivered today a clear and unequivocal message to Mr. Lichtenstein that he and Steel Partners’ coffers will not be able to stand in the way of shareholder democracy. We are committed to seeing this process through and we look forward to continued engagement with shareholders regarding our independent slate and the bright future ahead for Aerojet Rocketdyne.”

The record date for the special meeting of stockholders will be the close of business on May 31, 2022.

Important Information

This communication is being sent in our individual capacity, and not on or behalf of Aerojet Rocketdyne, Inc (the “Company”). No Company resources were used in connection with these materials. Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran (the “Incumbent Directors”) have filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies at a special meeting of stockholders of the Company. The Incumbent Directors will furnish the definitive proxy statement to its stockholders, together with a WHITE proxy card shortly.

STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PRELIMINARY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and other documents that the Incumbent Directors file with the SEC from the SEC’s website at www.sec.gov. The Incumbent Directors, together with Gail Baker, Marion Blakey, Charles Bolden and Deborah Lee James, may be deemed participants in the solicitation of proxies from stockholders. Information about the participants is set forth in the preliminary proxy statement filed by the Incumbent Directors on May 20, 2022.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com

Committee’s Website:

https://maximizeajrdvalue.com/